Exhibit 5.1

345 Park Avenue New York NY 10154-1895	Direct 212.407.4000 Main 212.407.4000 Fax 212.207.4990

November 20, 2006

PacificNet, Inc. 23/F Tower A, TimeCourt, No.6 Shugang Xili, Chaoyang District Beijing, China, 100028

Re:     Registration Statement on Form S-1
           File No. 333-134127

Ladies and Gentlemen:

We have acted as counsel to PacificNet Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the resale of an aggregate of 3,152,228 shares (the "Shares") of the common stock, par value $.0001 per share, of the Company (the "Common Stock") by the selling stockholders named therein (the “Selling Stockholders”). Of the Shares included in the Registration Statement (i) 602,310 shares previously have been issued (the “Registrable Shares”); (ii) 800,000 shares (the “Debenture Shares”) are issuable upon the conversion of variable rate convertible debentures due March 2009 (the “Debentures”);  (iii) 985,918 shares (the “Warrant Shares”) are issuable upon the exercise of the warrants described in (c), (e), (f) and (g) in the paragraph below (collectively, the “Warrants”); and (iv) 104,000 shares may be issued as payment of interest on the Debentures (the “Interest Shares”). An additional 660,000 shares (the “Additional Shares”) have been registered pursuant to the Company’s obligation to register 150% of the shares of Common Stock issuable (x) upon conversion of the Debentures and exercise of those Warrants issued together with the Debentures in March 2006 (the “2006 Warrants”), and (y) as interest on the Debentures. Of the Shares being included on the Registration Statement, 1,152,228 of the Shares were previously registered on Registration Statement No. 333-121792, which was declared effective on February 4, 2005.

In connection with this opinion, we have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation and Bylaws, each as amended; (c) the form of 2006 Warrant; (d) the form of Debenture; (e) the form of warrant dated December 9, 2004 issued to certain Selling Stockholders; (f) the form of warrant dated November 17, 2004 issued to certain Selling Stockholders; (g) the form of warrant dated January 15, 2004 issued to certain Selling Stockholders; and (h) certain records of the Company's corporate proceedings as reflected in its minute books.

PacificNet, Inc November 20, 2006 Page 2

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

While certain members of this firm are admitted to practice in certain jurisdictions other than New York, in rendering the foregoing opinions we have not examined the law of any jurisdiction other than the United States, New York and Delaware (our review of Delaware being limited to Delaware’s General Corporation Law (“DGCL”)). Accordingly, the opinions we express herein are limited to matters involving the laws of the United States, New York, and the DGCL.

Based upon the foregoing, it is our opinion that:

(i)	The Registerable Shares are validly issued, fully paid and non-assessable;
(ii)	The Debenture Shares, when issued upon conversion of the Debentures in accordance with the terms thereof, will be validly issued, fully paid and non-assessable;
(iii)	The Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable;
(iv)
The Interest Shares, if issued in lieu of cash interest payments on the Debentures in accordance with the terms of the Debentures and assuming such interest on the Debentures had fully accrued, will be validly issued, fully paid and non-assessable; and

(v)
The Additional Shares, if issued in lieu of cash interest payments on the Debentures in accordance with the Debentures, upon conversion of the Debentures in accordance with the terms thereof, or upon exercise of the 2006 Warrant in accordance with the terms thereof, as the case may be, and assuming such interest on the Debentures had fully accrued (in the case of Additional Shares issued in respect of Debentures in lieu of cash interest payments), will be validly issued, fully paid and non-assessable.

PacificNet, Inc November 20, 2006 Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                Very truly yours,

                /s/ Loeb & Loeb LLP

                                                      Loeb & Loeb LLP